Exhibit 99.1


                       The Bon-Ton Stores, Inc. Announces
                        First Quarter Fiscal 2007 Results

                  Net Loss reported of $1.78 Per Diluted Share

                Company reaffirms guidance range for fiscal 2007



    YORK, Pa.--(BUSINESS WIRE)--May 24, 2007--The Bon-Ton Stores, Inc. (NASDAQ: BONT) today reported results for the first quarter of fiscal 2007 ended May 5, 2007.

    For the first quarter of fiscal 2007, the Company reported a net loss of $29.3 million, or $1.78 per diluted share, compared to a net loss of $10.8 million, or $0.66 per diluted share, for the first quarter of fiscal 2006.

    Bud Bergren, President and Chief Executive Officer, commented, "Our first quarter 2007 results included the first five weeks of Carson's operations compared to the first quarter 2006 results which did not include this five-week period. This is historically a clearance-driven period with low margins. We were comfortable with our performance in the first two months of the quarter and then the coldest April in ten years hit, which had a substantial adverse impact on our sales results and put pressure on our margin dollars. We are encouraged by the strong performance in several key merchandise categories in the first quarter including better sportswear, children's, intimate apparel and shoes, and by the overall sales trends that improved once the weather became more seasonal. Customers have been responding positively to our assortments. We will continue to manage our inventories and control expenses to plan."

    Mr. Bergren continued, "I would like to reiterate what we said a year ago - the integration of the Carson's and Bon-Ton is a two-year process; we will not have a 'normalized' year until 2008. We are still on track with the integration process. We believe we have the right initiatives in place and remain intently focused on driving sales and profit for our Company."

    Sales

    For the first quarter of fiscal 2007, total sales increased 31.3% to $737.6 million compared to $561.8 million for the same period last year. The first quarter of fiscal 2007 sales include Carson's stores sales of $476.9 million for the period ended May 5, 2007. For the first quarter, Bon-Ton comparable store sales decreased 2.5% and Carson's comparable store sales decreased 0.8%.

    Other Income

    Other income increased $7.8 million to $22.6 million in the first quarter of fiscal 2007, compared to $14.8 million in the prior year period, primarily due to the inclusion of thirteen weeks of Carson's operations as compared to eight weeks of Carson's operations in the prior year period and the program revenue received under the Credit Card Program Agreement with HSBC Bank Nevada, N.A.

    Gross Margin

    In the first quarter of fiscal 2007, gross margin dollars increased $36.7 million compared to the prior year period. The increase in gross margin dollars is primarily attributable to the inclusion of thirteen weeks of Carson's operations as compared to eight weeks of Carson's operations in the prior year period. The gross margin rate decreased 3.9 percentage points, to 33.5% of net sales, as compared to 37.4% reported in the prior year period. The decrease in the gross margin rate primarily reflects the negative margin impact of the sales for the first five weeks in the quarter in the Carson's stores which were not included in the first quarter results of fiscal 2006.

    Selling, General and Administrative Expenses

    Selling, general and administrative ("SG&A") expenses in the first quarter of fiscal 2007 increased $60.4 million to $260.1 million as compared to the prior year period. The increase in SG&A dollars is primarily attributable to the inclusion of thirteen weeks of Carson's operations as compared to eight weeks of Carson's operations in the prior year period. The SG&A expense rate decreased 0.3 percentage point to 35.3% of net sales, compared to 35.6% of net sales in the prior year period. Integration expenses in the first quarter of fiscal 2007 approximated $0.8 million.

    EBITDA

    EBITDA, defined as net income (loss) before interest, income taxes, depreciation and amortization, decreased $15.8 million in the first quarter of fiscal 2007 to $9.4 million compared to $25.2 million in the first quarter of fiscal 2006. EBITDA is not a measure recognized under generally accepted accounting principles - see Note 1 below.

    Depreciation and Amortization and Amortization of Lease-related
Interests

    Depreciation and amortization expense, including amortization of lease-related interests, in the first quarter of fiscal 2007 increased $9.0 million to $28.2 million compared to $19.2 million in the prior year period. The increase in deprecation and amortization dollars is primarily attributable to the inclusion of thirteen weeks of Carson's operations as compared to eight weeks of Carson's operations in the prior year period.

    Interest Expense, Net

    Interest expense, net, in the first quarter of fiscal 2007 increased $3.6 million to $27.5 million compared to $23.9 million in the prior year period. The increase in interest expense dollars is due to the debt incurred in connection with the acquisition of Carson's. In the first quarter of fiscal 2006, the Company recorded a charge of $6.8 million reflecting the write-off of fees associated with a bridge facility and the early payoff of the Company's previous debt.

    Comments

    Keith Plowman, Executive Vice President and Chief Financial Officer, commented, "We were not satisfied with our fiscal 2007 first quarter financial results. We planned for the fiscal 2007 first quarter loss to exceed last year due to the inclusion of Carson's operations for the first five weeks of the year, which is a historically low margin period, while this same five weeks of Carson's operations was not included in the fiscal 2006 first quarter results. During the last month of the quarter, the unseasonably cold weather and the resultant lower April sales volume pushed our margin dollars below our expectations. With the return of more seasonable weather during the month of May, we have seen an improvement in our sales performance and we believe our fiscal 2007 performance will be in the lower end of the range of the guidance provided previously for fiscal 2007, with the earnings per share range of $3.40 to $3.50 and the EBITDA range of $315 to $320 million."

    The Company's quarterly conference call to discuss first quarter fiscal 2007 results will be broadcast live today at 10:00 a.m. Eastern time. To access the call, please visit the investor relations section of the Company's website at www.bonton.com/investor/home.asp. An online archive of the broadcast will be available within two hours after the conclusion of the call. You may also participate by calling
(800)289-0572 at 9:55 a.m. Eastern time. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Tuesday, June 5, 2007. The number to call for the taped replay is (888) 203-1112 and the conference PIN is 7728456.

    The Bon-Ton Stores, Inc. operates 277 department stores, which includes eight furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner's, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger's and Younkers nameplates and, under the Parisian nameplate, two stores in the Detroit, Michigan area. The stores offer a broad assortment of brand-name fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company's website at www.bonton.com/investor/home.asp.

    Statements made in this press release, other than statements of historical information, are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally, additional competition from existing and new competitors, weather conditions that could negatively impact sales, uncertainties associated with opening new stores or expanding or remodeling existing stores, risks related to the Company's integration of the business and operations comprising the acquired Carson's and Parisian stores, the ability to attract and retain qualified management, the dependence upon key vendor relationships and the ability to obtain financing for working capital, capital expenditures and general corporate purposes. Additional factors that could cause the Company's actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1 A of the Company's Form 10-K filed with the Securities and Exchange Commission.

    Note 1: As used in this release, EBITDA is defined as net income
(loss) before interest, income taxes, depreciation and amortization and amortization of lease-related interests. EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP"). However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and believe that it is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company's ability to service or incur debt. In addition, our management uses EBITDA internally to compare the profitability of our stores. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are prepared in accordance with GAAP. EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP. A reconciliation of net income to EBITDA is provided in the financial schedules accompanying this release.



              THE BON-TON STORES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)   May 5,    February 3,
(Unaudited)                                       2007        2007
----------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                        $24,391     $24,733
 Merchandise inventories                          824,571     787,487
 Prepaid expenses and other current assets         93,075      84,731
 Deferred income taxes                             17,858      17,858
----------------------------------------------------------------------
  Total current assets                            959,895     914,809
----------------------------------------------------------------------
Property, fixtures and equipment at cost, net
 of accumulated depreciation and amortization
 of $334,284 and $311,160 at May 5, 2007 and
 February 3, 2007, respectively                   880,381     897,886
Deferred income taxes                              76,873      76,586
Goodwill                                           27,824      27,377
Intangible assets, net of accumulated
 amortization of $14,487 and $12,087 at May 5,
 2007 and February 3, 2007, respectively          174,300     176,700
Other long-term assets                             40,132      41,441
----------------------------------------------------------------------
  Total assets                                 $2,159,405  $2,134,799
----------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
 Accounts payable                                $229,882    $209,742
 Accrued payroll and benefits                      47,781      68,434
 Accrued expenses                                 141,215     178,642
 Current maturities of long-term debt               5,368       5,555
 Current maturities of obligations under
  capital leases                                    1,948       1,936
 Income taxes payable                              13,471      48,086
----------------------------------------------------------------------
  Total current liabilities                       439,665     512,395
----------------------------------------------------------------------
Long-term debt, less current maturities         1,246,953   1,120,169
Obligations under capital leases, less current
 maturities                                        68,955      69,456
Other long-term liabilities                        85,754      86,383
----------------------------------------------------------------------
  Total liabilities                             1,841,327   1,788,403
----------------------------------------------------------------------
Shareholders' equity:
 Preferred Stock - authorized 5,000,000 shares
  at $0.01 par value; no shares issued                  -           -
 Common Stock - authorized 40,000,000 shares at
  $0.01 par value; issued shares of 14,520,434
  and 14,469,196 at May 5, 2007 and February 3,
  2007, respectively                                  145         145
 Class A Common Stock - authorized 20,000,000
  shares at $0.01 par value; issued and
  outstanding shares of 2,951,490 at May 5,
  2007 and February 3, 2007                            30          30
 Treasury stock, at cost - 337,800 shares at
  May 5, 2007 and February 3, 2007                 (1,387)     (1,387)
 Additional paid-in-capital                       133,104     130,875
 Accumulated other comprehensive income               798       1,189
 Retained earnings                                185,388     215,544
----------------------------------------------------------------------
  Total shareholders' equity                      318,078     346,396
----------------------------------------------------------------------
  Total liabilities and shareholders' equity   $2,159,405  $2,134,799
----------------------------------------------------------------------




              THE BON-TON STORES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      THIRTEEN
                                                     WEEKS ENDED
                                               -----------------------
(In thousands except share and per share data)   May 5,     April 29,
(Unaudited)                                       2007        2006
----------------------------------------------------------------------

Net sales                                        $737,561    $561,774
Other income                                       22,646      14,813
----------------------------------------------------------------------
                                                  760,207     576,587
----------------------------------------------------------------------

Costs and expenses:
 Costs of merchandise sold                        490,672     351,580
 Selling, general and administrative              260,132     199,780
 Depreciation and amortization                     26,960      18,514
 Amortization of lease-related interests            1,229         702
----------------------------------------------------------------------
(Loss) income from operations                     (18,786)      6,011
Interest expense, net                              27,469      23,868
----------------------------------------------------------------------

Loss before income taxes                          (46,255)    (17,857)
Income taxes                                      (16,956)     (7,022)
----------------------------------------------------------------------

Net loss                                         $(29,299)   $(10,835)
----------------------------------------------------------------------

Per share amounts -
 Basic:
         Net loss                                  $(1.78)     $(0.66)
----------------------------------------------------------------------

 Basic weighted average shares outstanding     16,481,756  16,389,962

 Diluted:
         Net loss                                  $(1.78)     $(0.66)
----------------------------------------------------------------------

 Diluted weighted average shares outstanding   16,481,756  16,389,962

Other financial data:
EBITDA (1)                                         $9,403     $25,227


    (1) EBITDA Reconciliation

    The following table reconciles net income to EBITDA for the periods indicated:



                                                        THIRTEEN
                                                       WEEKS ENDED
                                                   -------------------
(In thousands)                                      May 5,   April 29,
(Unaudited)                                          2007      2006
----------------------------------------------------------------------

Net loss                                           $(29,299) $(10,835)
Adjustments:
 Income taxes                                       (16,956)   (7,022)
 Interest expense, net                               27,469    23,868
 Depreciation and amortization                       26,960    18,514
 Amortization of lease-related interests              1,229       702
----------------------------------------------------------------------

EBITDA                                               $9,403   $25,227
----------------------------------------------------------------------




    CONTACT: The Bon-Ton Stores, Inc.
             Mary Kerr, 717-751-3071
             Vice President
             Public and Investor Relations
             mkerr@bonton.com